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                                   Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.


                          TARGETED GENETICS CORPORATION

                          COMMON STOCK PURCHASE WARRANT


     This certifies that for value received, THE BURNHAM INSTITUTE, or registered assigns, is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof (subject to the provisions of Section 1) and at or prior to 11:59 pm, Pacific time, on March 15, 2004 (the "Expiration Time"), but not thereafter, to acquire from TARGETED GENETICS CORPORATION, a Washington corporation (the "Company"), in whole or from time to time in part, up to a maximum of 50,000 fully paid and nonassessable shares of Common Stock ("Warrant Stock") at a purchase price per share (the "Exercise Price") of $4.50. Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment.

1. VESTING OF WARRANTS

     The rights to purchase Warrant Stock pursuant to this Warrant shall vest according to the following schedule:

     (a) 16,667 shares of Warrant Stock immediately upon execution of a license agreement for patent rights pertaining to (i) U.S. Patent Application, "Method of Inhibiting Replication of Hyperproliferative Cells," Serial No. 07/960,112, and Continuing Application 08/473,399, and (ii) U.S. Patent Application. "Method of Sensitizing Tumor Cells with Adenovirus E1A," Serial No. 08/301,316;

     (b) 16,666 shares of Warrant Stock upon successful completion of in vivo animal studies (as described in Appendix A to the Sponsored Research Agreement, dated as of March __, 1997, between the Company and the Burnham Institute) demonstrating in vivo utility of E1A in non-HER-2/neu overexpressing tumor cells; provided, however, that the right to purchase Warrant Stock pursuant to this subsection (b) shall terminate if such studies are not completed by March 15, 1998; and

     (c) 16,667 shares of Warrant Stock upon issuance of a U.S. Patent covering in vivo applications of E1A in non-HER-2/neu overexpressing tumors cells, such patent to be similar in scope with respect to in vivo claims as covered for in vitro applications under U.S. Patent No. 5,516,631.

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2.   EXERCISE OF WARRANT

     Subject to the vesting requirements set forth in Section 1 hereof, the purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Company at 1100 Olive Way, Suite 100, Seattle, Washington 98101 (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased.

3. SECURITIES ACT COMPLIANCE

     As a condition of its delivery of the certificates for the Warrant Stock, the Company may require the registered holder hereof (or the transferee, if any, of the Warrant Stock in whose name the shares of Warrant Stock are to be registered) to deliver to the Company, in writing, representations regarding the purchaser's sophistication, investment intent, acquisition for his, her or its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering and the Company may place conspicuously upon each certificate representing shares of Warrant Stock a legend substantially in the following form, the terms of which are agreed to by the registered holder hereof (including any transferee of this Warrant or the Warrant Stock):

                THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR
                (iii) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

4. ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP

     Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company agrees that the shares so issued shall be, and be deemed to be, issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash or check to the holder of this Warrant.




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5. CHARGES, TAXES AND EXPENSES

     Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof.

6. NO RIGHTS AS SHAREHOLDER

     This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

7. EXCHANGE AND REGISTRY OF WARRANT

     This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms and subject to compliance with applicable laws, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) upon receipt of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. SATURDAYS, SUNDAYS AND HOLIDAYS

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

10. MERGER, SALE OF ASSETS, ETC.

     If at any time the Company proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, in a transaction in which the shareholders of the Company immediately before the transaction will own immediately after the transaction less than a majority of the outstanding voting securities of the entity (or its parent) succeeding to the business of the Company (each such transaction, a "corporate transaction"), then the Company shall give the holder of this Warrant 20 days' prior written notice of the proposed effective date of such corporate transaction. The holder of this Warrant shall have the right, effective as



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of the consummation of such corporate transaction, to exercise this Warrant in whole or in part whether or not the vesting requirements set forth herein have been satisfied; provided, however, that this Warrant may not be exercised as to any unvested portion if this Warrant is assumed by the successor entity (or its parent) in the corporate transaction or replaced with a substantially equivalent warrant (subject to the same vesting schedule as is contained in Section 1 hereof) for the purchase of an amount of securities of the successor entity (or its parent) which the holder of this Warrant would have received in the corporate transaction had the unexercised portion of this Warrant (including the unvested portion) been exercised in full immediately prior thereto. If this Warrant has not been exercised or assumed by or on the effective date of such corporate transaction, it shall terminate.

11. RECLASSIFICATION, CONVERSION, ETC.

     If the Company at any time shall, by reclassification of securities or otherwise, change the Warrant Stock into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Stock (or other securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change) as the result of such change if this Warrant had been exercised in full for cash immediately prior to such change. The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change. If the Warrant Stock or other securities issuable upon exercise hereof are subdivided or combined into a greater or smaller number of shares of such security, the number of shares issuable hereunder shall be proportionately increased or decreased, as the case may be, and the Exercise Price shall be proportionately reduced or increased, as the case may be, in both cases according to the ratio which the total number of shares of such security to be outstanding immediately after such event bears to the total number of shares of such security outstanding immediately prior to such event. The Company shall give the holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price for the securities issuable hereunder, and any increase or decrease in the number of shares issuable hereunder.

12. REPRESENTATIONS AND WARRANTIES

     The Company hereby represents, warrants and covenants to the holder hereof that:

          (a) during the period this Warrant is outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant;

          (b) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue, or cause to be issued, the necessary certificates for the shares of Warrant Stock issuable upon exercise of this Warrant;

          (c) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder and perform its obligations under the terms of this Warrant;

          (d) all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock and the performance of the Company's obligations hereunder has been taken; and



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          (e) the Warrant Stock, when issued in compliance with the provisions of this Warrant and the Company's Articles of Incorporation and Bylaws, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances (other than liens or encumbrances created by or imposed upon the holder of the Warrant Stock), and will be issued in compliance with all applicable federal and state securities laws.

13. COOPERATION

     The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such reasonable action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against material impairment.

14. GOVERNING LAW

     This Warrant shall be governed by and construed in accordance with the laws of the state of Washington.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated:  March 15, 1997
                                       TARGETED GENETICS CORPORATION


                                       By /s/ James A. Johnson
                                       Title: Vice President, Finance

ACCEPTED:  ____________, 1997

THE BURNHAM INSTITUTE


By /s/ Louis Coffman
   Its Vice President



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                               NOTICE OF EXERCISE

To:        Targeted Genetics Corporation

           (1) The undersigned hereby elects to purchase __________ shares of Common Stock of Targeted Genetics Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

           (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                        --------------------------------
                                     (Name)



                        --------------------------------
                                    (Address)

           (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

           (4) The undersigned accepts such shares of Common Stock subject to the terms of the License Agreement, dated as of March 15, 1997, between Targeted Genetics Corporation and The Burnham Institute.


-----------------------------           -----------------------------------
          (Date)                                  (Signature)





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                                 ASSIGNMENT FORM

    (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)



     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

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                                 (Please Print)

whose address is
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                                       (Please Print)

                                    Dated:
                                           -------------------------------------
                                    Holder's Signature:
                                                        ------------------------
                                    Holder's Address:
                                                      --------------------------

                                    --------------------------------------------

Guaranteed Signature:
                      ----------------------------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.